UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 26, 2006

Coastal Banking Company, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)
000-28333 (Commission File Number)	57-1076099 (IRS Employer Identification No.)

36 Sea Island Parkway, Beaufort, South Carolina (Address of principal executive offices)	29902 (Zip Code)

(843) 522-1228
(Registrant’s telephone number, including area code)

_________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 26, 2006, Coastal Banking Company, Inc. (the “Company”) issued a press release reporting further information regarding its third quarter 2006 results of operations and recent developments in its business. A copy of the press release is attached as an exhibit to this report.

Item 8.01 Other Events

On October 27, 2006, First National Bank of Nassau County, a subsidiary of the Company, completed its acquisition of the Meigs, Georgia office of Cairo Banking Company. On October 31, 2006, the Company issued a press release announcing the completion of the transaction. A copy of the press release is attached to this report.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

No.	Description
99.1	Press Release dated October 26, 2006.
99.2	Press Release dated October 31, 2006

The information furnished in the attached press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANKING COMPANY, INC.

Dated: October 31, 2006	By:	/s/ James L. Pate III
James L. Pate III Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1	Press Release dated October 26, 2006
99.2	Press Release dated October 31, 2006